UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 22, 2018

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32743	74-1492779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700 Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

As previously disclosed, on January 15, 2018, EXCO Resources, Inc. (the “Company”) and certain of its subsidiaries, including EXCO Services, Inc., EXCO Partners GP, LLC, EXCO GP Partners OLP, LP, EXCO Partners OLP GP, LLC, EXCO Operating Company, LP (“EOC”), EXCO Midcontinent MLP, LLC, EXCO Holding (PA), Inc. (“EXCO Holding”), EXCO Production Company (PA), LLC (“EXCO PA”), EXCO Resources (XA), LLC, EXCO Production (WV), LLC (“EXCO WV”), EXCO Land Company, LLC, EXCO Holding MLP, Inc., Raider Marketing, LP and Raider Marketing GP, LLC (collectively, the “Filing Subsidiaries” and, together with the Company, the “Debtors”), filed voluntary petitions (the “Bankruptcy Petitions”) for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (the “Court”). The Bankruptcy Petitions are jointly administered by the Court under the caption In re EXCO Resources, Inc., Case No. 18-30155 (MI).

Item 1.01	Entry into a Material Definitive Agreement.

The Company, EXCO Holding, EXCO Resources (PA), LLC (“ERPA”), EXCO PA, EXCO WV, EOC and EXCO Appalachia Midstream, LLC (“Midstream” and, together with the Company, EXCO Holding, ERPA, EXCO PA, EXCO WV and EOC, the “EXCO Parties”) and BG US Production Company, LLC (“BG”), BG North America, LLC (“BG NA”), BG Production Company (PA), LLC (“BG PA”), BG Production Company (WV), LLC (“BG WV” and, together with SWEPI (defined below), BG, BG NA and BG PA, the “BG Parties”) formed a joint venture in June 2010 (the “Joint Venture”) with respect to the development of jointly-owned oil and gas assets (i) in Pennsylvania (the “PA Assets”) and (ii) in the rest of the Appalachia region, including West Virginia (the “Non-PA Assets” and, together with the PA Assets, the “Joint Venture Upstream Assets”).

Pursuant to the terms of the Joint Venture, each of BG PA and EXCO PA owned a 49.75% interest in the PA Assets, and each of BG WV and EXCO WV owned a 49.75% interest in the Non-PA Assets. ERPA was formed by EXCO Holding and BG to own a 0.5% interest in each of the Joint Venture Upstream Assets and to be the designated operator of substantially all of the Joint Venture Upstream Assets. Midstream was formed by EXCO Holding and BG to own, develop and operate midstream systems necessary to the development of the Joint Venture Upstream Assets. Pursuant to the terms of the Joint Venture, each of ERPA and Midstream was owned 50% by EXCO Holding and 50% by BG.

The Joint Venture was governed by a complex set of agreements (collectively, the “Joint Venture Agreements”), including that certain Joint Development Agreement, by and among BG PA, BG WV, EXCO PA, EXCO WV and ERPA (collectively the “JDA Parties”), dated as of June 1, 2010 (as amended, the “JDA”), which provided for, among other obligations, that (i) the JDA Parties and their affiliates would be subject to an area of mutual interest with respect to any upstream acreage acquired by a JDA Party in New York, Pennsylvania or West Virginia, (ii) the JDA Parties would be subject to various transfer restrictions on their interest in the Joint Venture Upstream Assets, including tag-along rights, certain consent requirements and a preferential purchase right, (iii) the Joint Venture would be subject to the oversight of a joint development committee, and (iv) the development of the Joint Venture Upstream Assets would be carried out in accordance with an annual development plan.

SWEPI LP (“SWEPI”) operates within the same geographic area as the Joint Venture Upstream Assets. During the course of the Joint Venture, an affiliate of SWEPI acquired the ultimate parent company of BG, thereby making SWEPI an affiliate of BG, BG PA and BG WV.

Certain claims arose among certain EXCO Parties, on the one hand, and certain BG Parties, on the other hand, with respect to the Joint Venture (the “Joint Venture Claims”), which led to an arbitration proceeding, a state court action and mediation proceedings. The EXCO Parties and the BG Parties (collectively, the “Parties”) desired to settle all outstanding claims amongst the Parties relating to the Joint Venture and to wind up and terminate the Joint Venture pursuant to the terms of the Settlement Agreement (defined below).

On January 26, 2018, the Debtors filed a motion with the Court under Bankruptcy Rule 9019 seeking entry of an order (the “9019 Order”) approving the EXCO Parties’ entry into the Agreement Regarding Settlement (defined below) and the Settlement Agreement. On February 22, 2018, the 9019 Order was approved and entered by the Court.

Agreement Regarding Settlement

On January 29, 2018, the Parties entered into that certain Agreement Regarding Settlement (the “Agreement Regarding Settlement”) to be effective as of the entry of the 9019 Order. Pursuant to the terms of the Agreement Regarding Settlement, the Parties executed and held in escrow, pending entry of the 9019 Order, the Settlement Deliverables (defined below). As required by the terms of the Agreement Regarding Settlement, on February 27, 2018 (the “Closing Date”), (i) SWEPI delivered the EXCO Re-Assigned Leases Payment (defined below) to EXCO PA and (ii) the Settlement Deliverables were deemed released and delivered by the applicable Parties.

For purposes of this Form 8-K, the following terms shall have the following meanings:

“BG PA MITA” means that certain Membership Interest (BG PA) Transfer Agreement, dated as of the Closing Date, but effective as of 11:59 p.m. on the Effective Date, by and among BG, BG PA and EXCO PA.

“BG WV MITA” means that certain Membership Interest (BG WV) Transfer Agreement, dated as of the Closing Date, but effective as of 11:59 p.m. on the Effective Date, by and among BG, BG WV and EXCO WV.

“Effective Date” means November 30, 2017.

“ERPA MITA” means that certain Membership Interest (ERPA) Transfer Agreement, dated as of the Closing Date, but effective as of 11:57 p.m. on the Effective Date, by and among BG, ERPA and EXCO Holding.

“Midstream MITA” means that certain Membership Interest (Midstream) Transfer Agreement, dated as of the Closing Date, but effective as of 11:57 p.m. on the Effective Date, by and among BG, Midstream and EXCO Holding.

“Settlement Deliverables” means, collectively, the Settlement Agreement, BG PA MITA, BG WV MITA, ERPA MITA, Midstream MITA, Termination Agreement and EXCO Re-Assigned Leases Assignment (defined below).

“Termination Agreement” means that certain Termination and Release Agreement, dated as of the Closing Date but effective as of 11:58 p.m. on the Effective Date, by and among BG, BG NA, BG PA, BG WV, the Company, EXCO Holding, ERPA, EXCO PA, EXCO WV, EOC and Midstream.

Settlement Agreement and Mutual Release

That certain Settlement Agreement and Mutual Release (the “Settlement Agreement”), dated as of the Closing Date, but effective as of the Effective Date, by and among EXCO Holding, EXCO PA, EXCO WV, ERPA, BG PA, BG WV and SWEPI (collectively, the “Settlement Parties”), provides for the settlement of the Joint Venture Claims and the wind-up of the Joint Venture whereby the EXCO Parties acquired the 50% of the Joint Venture owned by BG by providing for:

(i) the release as of the Effective Date by the Settlement Parties of the Joint Venture Claims, including certain claims relating to the accounts receivable and capital of ERPA, and the agreement of the EXCO Parties to file motions causing both the arbitration proceeding and the state court action to be dismissed with prejudice;

(ii) the delivery on the Closing Date of the BG PA MITA, the BG WV MITA and the ERPA MITA, pursuant to which the EXCO Parties acquired all of the membership interests in BG PA and BG WV and the 50% membership interest in ERPA held by BG and, following the consummation of which, the EXCO Parties own all, and operate substantially all, of the Joint Venture Upstream Assets;

(iii) the delivery on the Closing Date of the Midstream MITA, pursuant to which the EXCO Parties acquired the 50% membership interest in Midstream held by BG and, following the consummation of which, the EXCO Parties own and operate all of the midstream systems relating to the Joint Venture Upstream Assets;

(iv) the delivery on the Closing Date of the Termination Agreement pursuant to which the parties thereto terminated all obligations and liabilities under the Joint Venture Agreements, including the JDA; and

(v) the delivery on the Closing Date of that certain reassignment from EXCO PA to SWEPI of certain leases in Tioga County, Pennsylvania that were conveyed to EXCO PA by SWEPI pursuant to the terms of the JDA, effective as of the date of such conveyance to EXCO PA by SWEPI (the “EXCO Re-Assigned Leases Assignment”) and the related reimbursement by SWEPI of the amount EXCO PA had paid to acquire such leases (the “EXCO Re-Assigned Leases Payment”).

Membership Interest Transfer Agreements

Each party to the BG PA MITA, the BG WV MITA, the ERPA MITA and the Midstream MITA makes customary representations and warranties and provides a customary release, on behalf of itself and its affiliates, of claims relating to (i) the period prior to the Effective Date, (ii) BG PA, BG WV, ERPA or Midstream, as applicable, and/or (iii) the transactions contemplated by such membership interest transfer agreement, other than claims related to (a) a breach of the Settlement Deliverables and/or (b) assets lying outside the AMI Area (as defined in the Settlement Agreement).

The foregoing descriptions of the Agreement Regarding Settlement, Settlement Agreement, BG PA MITA, BG WV MITA, ERPA MITA, Midstream MITA and Termination Agreement do not purport to be complete and are qualified in their entirety by reference to the Agreement Regarding Settlement, Settlement Agreement, BG PA MITA, BG WV MITA, ERPA MITA, Midstream MITA and Termination Agreement, copies of which are attached to this Current Report on Form 8-K as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, Exhibit 10.5, Exhibit 10.6 and Exhibit 10.7, respectively, and are incorporated herein by reference.

Forward Looking Statements

This Form 8-K may contain forward-looking statements relating to future financial results, business expectations and business transactions. Business plans may change as circumstances warrant. In addition, the anticipated benefits from the proposed transaction may not be fully realized. Actual results may differ materially from those predicted as a result of factors over which the Company has no control. Such factors include, but are not limited to: estimates of reserves, commodity price changes, regulatory changes and general economic conditions. These risk factors and additional information are included in the Company’s reports on file with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Agreement Regarding Settlement, dated January 29, 2018, by and among EXCO Resources, Inc., EXCO Holding (PA), Inc., EXCO Resources (PA), LLC, EXCO Production Company (PA), LLC, EXCO Production Company (WV), LLC, EXCO Operating Company, LP, EXCO Appalachia Midstream, LLC, BG US Production Company, LLC, BG North America, LLC, BG Production Company (PA), LLC, BG Production Company (WV), LLC and SWEPI LP.

10.2	Settlement Agreement and Mutual Release, dated February 27, 2018, by and among EXCO Holding (PA), Inc., EXCO Production Company (PA), LLC, EXCO Production Company (WV), LLC, EXCO Resources (PA), LLC, BG Production Company (PA), LLC, BG Production Company (WV), LLC and SWEPI LP.

10.3	Membership Interest (BG PA) Transfer Agreement, dated February 27, 2018, by and among BG US Production Company, LLC, BG Production Company (PA), LLC and EXCO Production Company (PA), LLC.

10.4	Membership Interest (BG WV) Transfer Agreement, dated February 27, 2018, by and among BG US Production Company, LLC, BG Production Company (WV), LLC and EXCO Production Company (WV), LLC.

10.5	Membership Interest (ERPA) Transfer Agreement, dated February 27, 2018, by and among BG US Production Company, LLC, EXCO Resources (PA), LLC and EXCO Holding (PA), Inc.

10.6	Membership Interest (Midstream) Transfer Agreement, dated February 27, 2018, by and among BG US Production Company, LLC, EXCO Appalachia Midstream, LLC and EXCO Holding (PA), Inc.

10.7	Termination and Release Agreement, dated February 27, 2018, by and among BG US Production Company, LLC, BG North America, LLC, BG Production Company (PA), LLC, BG Production Company (WV), LLC, EXCO Resources, Inc., EXCO Holding (PA), Inc., EXCO Resources (PA), LLC, EXCO Production Company (PA), LLC, EXCO Production Company (WV), LLC, EXCO Operating Company, LP and EXCO Appalachia Midstream, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Date: March 1, 2018	By:	/s/ Heather Summerfield
	Name:	Heather Summerfield
	Title:	Vice President, General Counsel and Secretary